UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

CHILCO RIVER HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50911 (Commission File Number)	98-0419129 (IRS Employer Identification No.)

355 Lemon Ave., Suite C

Walnut, CA 91789

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (909) 869-7933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On June 28, 2007, Chilco River Holdings, Inc. (“Chilco”), amended the placement agent agreement (the “Amended Agency Agreement”) between Chilco and Chung Lien Investment Management Limited, a Hong Kong corporation (“Chung Lien”), dated April 19, 2007. The agreement was amended to extend the period of the representation from June 30, 2007, to September 30, 2007.

On June 18, 2007, Chilco entered into a loan extension agreement (the “Extension Agreement”) with IFG Investment Services Inc., a Nevis corporation (“IFG”), to extend the due date of a promissory note dated June 3, 2007, in the principal amount of two hundred fifty thousand dollars ($250,000), from June 11, 2007 to September 30, 2007. The Extension Agreement requires payment of interest on the unpaid principal amount at the rate of 8% per annum. The principal balance of the promissory note and reimbursement of advances for costs associated with Investor relations paid to IR Complete on behalf of Chilco, totaling $75,000, is due and payable on September 30, 2007.

Item 9.01.   Financial Statements and Exhibits

Copies of the Amendment to Placement Agent Agreement and the Promissory Note Extension Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

1.	Amendment to Placement Agent Agreement dated June 28, 2007 with Chung Lien Investment Management Limited.

2.	Extension to Promissory Note dated June 18, 2007 with IFG.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHILCO RIVER HOLDINGS, INC. (Registrant)

Date: July 3, 2007	By: /s/ Tom Liu Tom Liu Chief Executive Officer